Exhibit 99.2

Form 10-Q
Quarterly Report Pursuant To Section 13 or 15(d)
Of the Securities Exchange Act of 1934
For the Quarterly Period Ended March 31, 2006
Yadkin Valley Bank and Trust Company
110 West Market Street
Elkin, North Carolina 28621
FDIC Certificate 19861-7
Incorporating State: North Carolina
I.R.S. Employer Identification No. 56-0905827
Telephone: 336-526-6300
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐       Accelerated filer ☑       Non-accelerated filer ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
Common shares outstanding as of April 1, 2006, par value $1.00: 10,658,754

Part I. Financial Information

Item 1.	Financial Statements

	Condensed Consolidated Balance Sheets March 31, 2006 and December 31, 2005	3

	Condensed Consolidated Statements of Income Three Months Ended March 31, 2006 and 2005	4

	Condensed Consolidated Statements of Comprehensive Income Three Months Ended March 31, 2006 and 2005	5

	Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2006 and 2005	6

	Notes to Unaudited Condensed Consolidated Financial Statements	7-11

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	12-17

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	17

Item 4.	Controls and Procedures	17

Part II. Other Information

Item 6.	Exhibit Index	17

Signatures		18

Exhibits		19-21
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

YADKIN VALLEY BANK AND TRUST COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	MARCH 31,	DECEMBER 31,
	2006	2005*
ASSETS
CASH AND CASH EQUIVALENTS
Cash and due from banks	$49,605,047	$37,690,917
Federal funds sold	—	3,460,000
Interest-bearing deposits	1,254,354	14,342,570

Total cash and cash equivalents	50,859,401	55,493,487

SECURITIES AVAILABLE FOR SALE-At fair value (Amortized cost $117,114,849 in 2006 and $115,179,002 in 2005)	115,471,115	113,716,460

LOANS — Less allowance for loan losses of $9,976,518 in 2006 and $9,473,615 in 2005	736,088,477	728,056,390
LOANS HELD FOR SALE	40,371,943	31,426,729
ACCRUED INTEREST RECEIVABLE	5,164,994	4,802,890
PREMISES AND EQUIPMENT, NET	27,576,556	27,373,055
FEDERAL HOME LOAN BANK STOCK, AT COST	3,844,100	4,298,000
INVESTMENT IN BANK-OWNED LIFE INSURANCE	16,743,421	16,598,498
GOODWILL	32,136,183	32,136,183
CORE DEPOSIT INTANGIBLE (net of accumulated amortization of $2,836,112 in 2006 and $2,628,683 in 2005)	5,643,396	5,850,825

OTHER ASSETS	4,051,166	4,541,987

TOTAL	$1,037,950,752	$1,024,294,504

LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS
Noninterest-bearing demand deposits	$143,587,644	$135,911,821
Interest-bearing deposits:
NOW, savings, and money market accounts	246,999,420	251,422,817
Time certificates:
Over $100,000	179,408,021	170,573,819
Other	263,553,859	256,444,131

Total deposits	833,548,944	814,352,588
BORROWED FUNDS	79,083,640	85,989,712
ACCRUED INTEREST PAYABLE	2,154,319	1,815,805
OTHER LIABILITIES	5,535,975	5,813,502

TOTAL LIABILITIES	920,322,878	907,971,607
STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value; authorized 20,000,000 shares; issued 10,658,754 shares in 2006 and 10,680,061 shares in 2005	10,658,754	10,680,061
Surplus	71,846,596	71,993,212
Retained earnings	36,138,364	34,554,032
Accumulated other comprehensive loss	(1,015,840)	(904,408)

Total stockholders’ equity	117,627,874	116,322,897

TOTAL	$1,037,950,752	$1,024,294,504

See notes to condensed consolidated financial statements

*	Derived from audited consolidated financial statements
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

YADKIN VALLEY BANK AND TRUST COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	Three Months Ended
	March 31,
	2006	2005
INTEREST INCOME
Interest and fees on loans	$13,821,390	$10,841,116
Interest on federal funds sold	26,325	8,020
Interest on securities:
Taxable	859,061	782,006
Non-taxable	289,293	258,308
Interest-bearing deposits	39,400	17,636

Total interest income	15,035,469	11,907,086

INTEREST EXPENSE
Time deposits of $100,000 or more	1,652,345	885,635
Other deposits	3,269,709	2,294,814
Borrowed funds	318,723	660,630

Total interest expense	5,240,777	3,841,079

NET INTEREST INCOME	9,794,692	8,066,007

PROVISION FOR LOAN LOSSES	565,000	382,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,229,692	7,684,007

OTHER INCOME
Service charges on deposit accounts	897,146	816,975
Other service fees	770,097	634,251
Net gain on sales of mortgage loans	1,164,419	1,013,525
Net gain on sales of investment securities	11,724	1,239
Income on investment in bank owned life insurance	144,924	144,000
Mortgage banking income	78,879	120,766
Other income	75,583	127,565

Total other income	3,142,772	2,858,321

OTHER EXPENSE
Salaries and employee benefits	4,565,199	4,018,044
Occupancy and equipment expenses	954,524	780,346
Printing and supplies	161,731	169,437
Data processing	112,504	171,689
Amortization of core deposit intangible	207,430	217,390
Other	1,920,987	1,588,427

Total other expense	7,922,375	6,945,333

INCOME BEFORE INCOME TAXES	4,450,089	3,596,995
INCOME TAXES	1,521,887	1,134,283

NET INCOME	$2,928,202	$2,462,712

NET INCOME PER COMMON SHARE:
Basic	$0.27	$0.23

Diluted	$0.27	$0.23

CASH DIVIDENDS PER COMMON SHARE	$0.11	$0.10

See notes to condensed consolidated financial statements
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

YADKIN VALLEY BANK AND TRUST COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	Three Months Ended
	March 31,
	2006	2005
NET INCOME	$2,928,202	$2,462,712

OTHER COMPREHENSIVE INCOME, BEFORE TAX:

Unrealized holding gains (losses) on securities available for sale	(169,468)	(1,475,899)
Tax effect	65,245	568,228

Unrealized holding gains (losses) on securities available for sale, net of tax	(104,223)	(907,671)

Reclassification adjustment for realized (gains) losses	(11,724)	(1,239)
Tax effect	4,514	477

Reclassification adjustment for realized (gains) losses, net of tax	(7,210)	(762)

OTHER COMPREHENSIVE LOSS, NET OF TAX	(111,433)	(908,433)

COMPREHENSIVE INCOME	$2,816,769	$1,554,279

See notes to condensed consolidated financial statements
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

YADKIN VALLEY BANK AND TRUST COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,928,202	$2,462,712
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of premiums on investment securities	97,627	170,212
Provision for loan losses	565,000	382,000
Net gain on sales of mortgage loans held for sale	(1,164,419)	(1,013,525)
Net (gain) loss on sales of available for sale securities	7,455	(1,239)
Increase in income on investment in Bank owned life insurance	(144,924)	(144,000)
Depreciation and amortization	479,937	399,984
Net loss on sale of premises and equipment	—	662
Amortization of core deposit intangible	207,430	217,390
Originations of mortgage loans held-for-sale	(177,136,195)	(187,790,022)
Proceeds from sales of mortgage loans	169,355,400	189,280,332
Increase in accrued interest receivable	(362,104)	(10,432)
Decrease (increase) in other assets	490,821	(67,360)
Increase in accrued interest payable	338,514	148,710
(Decrease) increase in other liabilities	(207,771)	255,461
Net cash provided by (used in) operating activities	(4,545,027)	4,290,885

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(10,735,396)	(6,944,509)
Proceeds from sales of available for sale securities	2,544,581	6,078,759
Proceeds from maturities of available for sale securities	6,149,887	1,645,000
Net change in loans	(8,597,087)	3,090,611
Purchases of premises and equipment	(683,436)	(1,647,668)
Proceeds from redemption of Federal Home Loan Bank stock	585,000	—
Purchases of Federal Home Loan Bank stock	(131,100)	(181,300)
Proceeds from sale of premises and equipment	—	1,200

Net cash provided by (used in) investing activities	(10,867,551)	2,042,093

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in checking, NOW, money market and savings accounts	3,252,426	5,857,358
Net increase (decrease) in time certificates	15,943,930	(2,134,247)
Net decrease in borrowed funds	(6,906,072)	(6,900,887)
Purchases of common stock	(363,879)	(221,369)
Dividends paid	(1,173,494)	(1,068,096)
Retired fractional shares	—	(1,552)
Payment of stock appreciation rights	—	(26,826)
Proceeds from exercise of stock options	25,581	98,994

Net cash provided by (used in) financing activities	10,778,492	(4,396,625)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,634,086)	1,936,353
CASH AND CASH EQUIVALENTS:
Beginning of period	55,493,487	32,314,157

End of period	$50,859,401	$34,250,510

See notes to condensed consolidated financial statements
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Notes to Unaudited Condensed Consolidated Financial Statements
1. Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements include the accounts of Yadkin Valley Bank and Trust Company and subsidiaries (the “Company” or the “Bank”). The interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial statements and with instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Because the accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP, they should be read in conjunction with the audited financial statements and accompanying footnotes filed with the company’s 2005 Annual Report on Form 10-K. Operating results for the three months ended March 31, 2006 do not necessarily indicate the results that may be expected for the year or other interim periods.
In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, all of which are normal recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 2006 and December 31, 2005, and the results of its operations and cash flows for the three month periods ended March 31, 2006 and 2005. The accounting policies followed are set forth in Note 1 to the Company’s 2005 10-K Annual Report to Shareholders on file with the Federal Deposit Insurance Corporation (“FDIC”).
2. Stock-based Compensation
Effective January 1, 2006, the Bank adopted the provisions of, and account for stock-based compensation in accordance with, the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 123-revised 2004 (“SFAS 123R”), “Share-Based Payment” which was issued in December 2004 and replaced Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” SFAS No. 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. SFAS No. 123R also amends SFAS No. 95 “Statement of Cash Flows,” to require that excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.
The Company has option plans for directors, selected executive officers and other key employees. The plans provide for the granting of options to purchase shares of the Company’s common stock at a price not less than the fair market value at the time of grant of the option. Option exercise prices are established at market value on the grant date. Vesting schedules are determined by the Board of Directors. Upon termination, unexercised options held by employees are forfeited and made available for future grants.
During the three months ended March 31, 2006, 1,264 options were vested. At March 31, 2006 there were 12,175 options unvested and 14,900 shares of common stock reserved for future grants of options. No options have been granted during 2006. The fair value of each option grant is estimated on the date
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2005: dividend yield of 3.06 percent, expected volatility of 15.46 percent, risk-free interest rate of 3.17 percent, and expected life of 7 years.
The weighted-average fair value of options granted during 2005 was approximately $1.89 at the grant date.
The compensation expense charged against income was $3,767 for the first quarter of 2006. The Bank elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date will be recognized over the remaining service period using the compensation cost estimated for the SFAS 123 pro forma disclosures. As of March 31, 2006 there was $29,975 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted under all of the Bank’s stock benefit plans. That cost is expected to be recognized over a weighted-average period of 2.77 years.
The adoption of SFAS 123R did not have a material impact on our consolidated financial position, results of operations and cash flows.
Prior to the adoption of SFAS No. 123R, the Bank used the intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Bank’s common stock on the date of the grant.
Cash received from the options exercised during the three-month periods ended March 31, 2006 and 2005 were $25,581 and $98,994, respectively. All options exercised were employee options, and there were no related tax benefits.
The Bank recorded compensation expense in 2006 as previously discussed. Had compensation costs for the Bank’s stock option plans been determined using the fair value method in 2005, the Bank’s pro forma net income would have been as follows:

Three Months
Ended March 31,
2005
Net Income:
As reported	$2,462,712
Deduct — total stock based compensation determined under fair value based for all awards	(29,946)

Pro forma — for SFAS No. 123	$2,432,766

Basic Earnings per share
As reported	$0.23
Pro forma — for SFAS No. 123	$0.23

Diluted Earnings per share
As reported	$0.23
Pro forma — for SFAS No. 123	$0.22
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

3. Acquisition of Sidus Financial, LLC
Effective October 1, 2004, the Company acquired Sidus Financial, LLC (“Sidus”), and its wholly owned subsidiaries Sidus Financial Reinsurance, Ltd. (“SFR”) and Sidus Title Services, LLC (“STS”). STS ceased operations in December 2005. Sidus had $24.0 million in tangible assets, including $22.9 million in mortgage loans held for sale, and $3.0 million in tangible equity at the closing date. Pursuant to the agreement, the Company exchanged 0.347 shares of the Company’s common stock and cash of $4.82 for each of Sidus’ 699,395 outstanding ownership units, resulting in 242,732 shares being issued and a gross cash outlay of $3.4 million. According to the agreement, additional consideration was to be given to Sidus unitholders for a portion of the savings realized from the synergies of the business combination and, if applicable, for a portion of earnings in excess of a targeted amount. That additional consideration of $ 464,052 was paid out in December of 2005. The total consideration of $7.4 million resulted in an intangible asset of $4.4 million. The acquisition was accounted for using the purchase method. In the fourth quarter of 2006, the Bank expects to make a final payment under the agreement of additional consideration to Sidus unitholders for a portion of the savings realized from the synergies of the business combination.
The purchase price was allocated to the assets acquired as follows:

Fair Value
Assets:
Cash and cash equivalents	$498,976
Loans, net	22,947,443
Other tangible assets acquired	560,447
Goodwill	4,383,155

Liabilities:
Other liabilities	(21,006,866)

Total net assets acquired/consideration given	$7,383,155

Results of operations of Sidus are included in the Company’s results of operations for the three months ended March 31, 2006 and 2005.
4. Commitments and Contingencies
In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not reflected in the accompanying financial statements. At March 31, 2006, the Company had commitments outstanding of $212.4 million for additional loan amounts and $4.4 million under standby letters of credit. Management does not expect any significant losses to result from these commitments.
At March 31, 2006, Sidus had $164.5 million of commitments outstanding to close first mortgage loans at fixed prices and $156.5 million of commitments outstanding to sell mortgages to agencies and other investors. The difference was due to the alternative financing loans being unhedged, because their rates and pricing are more static.
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

5. Earnings per share
Basic net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding for the reporting periods. Diluted net income per share reflects the potential dilution that could occur if the Bank’s common stock equivalents, which consist of dilutive stock options, were exercised. The numerators of the basic net income per share computations are the same as the numerators of the diluted net income per share computations for all the periods presented. A reconciliation of the denominator of the basic net income per share computations to the denominator of the diluted net income per share computations is as follows:

	Three Months Ended
	March 31,
	2006	2005
Basic EPS denominator:

Weighted average number of common shares outstanding	10,670,436	10,676,578

Dilutive effect arising from assumed exercise of stock options	141,829	153,805

Diluted EPS denominator	10,812,265	10,830,383

On March 31, 2006 there were 211,775 options to purchase shares of common stock at a range of $14.97 – $17.10 that were not included in the computation of diluted EPS because the options’ exercise prices were greater than the average market prices per share of $14.52 for the first three months.
6. Stockholders’ Equity
On March 16, 2006, the Board of Directors of the Company declared a quarterly cash dividend of $0.11 per share to all shareholders of record on April 7, 2006 payable April 28, 2006. The dividend reduced shareholders’ equity by $1,175,955.
During the three month period ended March 31, 2006, 3,730 stock options were exercised with net proceeds of $25,581.
Effective May 19, 2005 the Company established a stock repurchase plan whereby the Company could repurchase up to 300,000 shares until April 30, 2006. During the three months ended March 31, 2006, the Company repurchased 15,000 shares under the 2005 plan.
7. Business Segment Information
Sidus Financial, LLC was acquired October 1, 2004 as a single member LLC with the Company as the single member. Sidus is headquartered in Greenville, North Carolina and offers mortgage banking services to its customers in North Carolina, South Carolina, Virginia, Georgia, Alabama, Florida, Maryland, Kentucky, West Virginia, Arkansas, Delaware, Mississippi, Louisiana and Tennessee. The following table details the results of operations for the first three months of 2006 and 2005 for the Company and for Sidus.
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

	Company	Sidus	Other	Total
March 31, 2006
Interest income (1)	$14,645,895	$443,387	$(53,813)	$15,035,469
Interest expense (1)	4,945,097	349,493	(53,813)	5,240,777

Net interest income	9,700,798	93,894	—	9,794,692

Provision for loan losses	565,000	—	—	565,000

Net interest income after provision for loan losses	9,135,798	93,894	—	9,229,692
Net gain (loss) on sales of investment securities	11,724	—	—	11,724
Other income	2,170,004	1,164,419		3,334,423
Other expense	6,873,728	1,252,022	—	8,125,750

Income before income taxes	4,443,798	6,291		4,450,089

Income taxes (2)	1,519,465	2,422	—	1,521,887

Net Income	$2,924,333	$3,869	$—	$2,928,202

Total Assets (3)	$1,054,257,614	$46,333,860	$(62,640,722)	$1,037,950,752
Net Loans	736,088,477	—	—	736,088,477
Loans held for sale	275,585	40,096,358	—	40,371,943
Goodwill	32,136,183	4,383,155	(4,383,155)	32,136,183

	Company	Sidus	Other	Total
March 31, 2005
Interest income	$11,450,828	$456,258	$—	$11,907,086
Interest expense	3,610,522	230,557	—	3,841,079

Net interest income	7,840,306	225,701	—	8,066,007

Provision for loan losses	382,000	—	—	382,000

Net interest income after provision for loan losses	7,458,306	225,701	—	7,684,007

Net gain (loss) on sales of investment securities	1,239	—	—	1,239
Other income	1,910,899	1,016,844		2,927,743
Other expense	5,983,226	1,032,768	—	7,015,994

Income before income taxes	3,387,218	209,777	—	3,596,995

Income taxes	1,134,283	—	—	1,134,283

Net Income	$2,252,935	$209,777	$—	$2,462,712

Total Assets	964,058,124	44,758,259	(52,006,465)	956,809,918
Net Loans	675,218,369	—	—	675,218,369
Loans held for sale	1,233,004	39,896,782	—	41,129,786
Goodwill	31,672,131	3,919,103	(3,919,103)	31,672,131
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

(1)	Note: The Bank allocates interest expense to Sidus based on the Bank’s cost of funds plus an additional charge of 87.5 basis points. The additional basis points charge, reflected in interest income to the Bank and interest expense to Sidus, is eliminated in the “Other” column.

(2)	Note: Income tax expense has been allocated to the Sidus business segment for comparative purposes. As an LLC, Sidus passes its pre-tax income through to its single member, the Bank, which is taxed on that income.

(3)	Note: Asset eliminations represent the Bank’s Due from Sidus account ($55,000,000), the Bank’s Investment in Sidus ($3,000,000), the Bank’s A/R from Sidus ($257,567) and Sidus’ Goodwill account ($4,383,155)
8. Reclassifications
Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation. The reclassifications had no effect on net income or stockholders equity, as previously recorded.
Part I. Financial Information
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
When used in this report, the words or phrases “will likely result,” “should,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or other similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company further advises readers that the factors listed above and other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or occurrences after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Changes in Financial Position
Total assets at March 31, 2006 were $1,037.9 million, an increase of $13.6 million or 1.3% compared to December 31, 2005 total assets of $1,024.3 million. The increase was largely attributable to increases in loans and cash which were funded by deposits, primarily certificates of deposits and noninterest bearing accounts. The portfolio of loans held for investment (”loans”), net of allowance for losses, was $736.1 million at March 31, 2006, compared to $728.1 million at December 31, 2005, an increase of $8.0 million or 1.1%. Loans increased by $8.5 million, and the allowance account increased by approximately $500,000. Loan growth was concentrated in the following products: commercial real estate variable rate loans increased by $6.4 million (5.5%), commercial real estate fixed rates loans increased by $5.5 million
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

(4.68%), and construction & land development loans increased by $2.8 million (3.3%). The increase in cash was attributed to the Federal Reserve account, primarily representing reserve requirements and cash collected from other banks to be made available the next work day. Loans were funded by growth in both certificates of deposit over $100,000 and smaller amounts as the Bank promoted one or more special rates throughout the period.
Mortgage loans held for sale increased by $8.9 million as the Bank continued its strategy of selling mortgage loans mostly to various investors with servicing released and to a lesser extent to the Federal National Mortgage Association with servicing rights retained. These loans are held normally for a period of two to three weeks before being sold to investors.
The securities portfolio increased from $113.7 million at December 31, 2005, to $115.5 million at March 31, 2006, an increase of 1.5%. Most of the increase is attributable to the $10.7 million of securities purchases, less the $8.7 million in maturities, paydowns and sales. There was a slight decline due to the decrease in the fair market value adjustment of the securities in the first quarter. The portfolio is comprised of U.S. treasury securities (6.2%), securities of federal agencies (38.2%), mortgage-backed securities (26.6%), tax-exempt municipal securities (27.3%), corporate bonds (0.9%), and publicly traded common and preferred stocks (0.8%). At the end of the first quarter 2006, temporary investments including federal funds sold and deposits at the Federal Home Loan Bank decreased by $16.5 million or 99.3% when compared with the balances at December 31, 2005.
Deposits increased $19.2 million or 2.4% comparing March 31, 2006 to December 31, 2005. Short-term deposits decreased by $16.0 million during the first week of 2006, as expected. Most of this initial decrease was in certificates of deposit, which declined by $14.2 million. Following the initial decline, deposits increased over the rest of the period by $35.2 million. Overall, noninterest-bearing demand deposits increased $7.7 million or 5.7%; NOW, savings, and money market accounts decreased $4.4 million or 1.8%; certificates of deposit over $100,000 increased $8.8 million or 5.2%; and other certificates of deposit increased $7.1 million or 2.8%. The noninterest-bearing deposit growth was a result of the increase in both the regular and business checking accounts, which grew by $2.0 million (6.7%) and $4.5 million (4.5%), respectively. The Bank’s sufficient liquidity permitted it to maintain market pricing for money market products while offering one or more special rates on certificates of deposit to attract longer term funding.
Borrowed funds decreased $6.9 million or 8.0% comparing March 31, 2006 to December 31, 2005. The decrease was funded out of the $15.9 million increase in time deposits.
At March 31, 2006, total shareholders’ equity was $117.6 million or a book value of $11.04 per share compared to $116.3 million or a book value of $10.89 per share at year-end December 31, 2005. The tangible book values per share at March 31, 2006 and December 31, 2005 were $7.49 and $7.33, respectively. At March 31, 2006, the Bank was in compliance with all existing regulatory capital requirements. Year to date, the Bank has purchased 15,000 shares of its common stock at a total cost of $218,150. Of the total shares purchased, all were cancelled.
Liquidity, Interest Rate Sensitivity and Market Risk
The Bank derives the majority of its liquidity from its core deposit base and to a lesser extent from wholesale borrowing. The balance sheet liquidity ratio, measured by the sum of cash, investments, and loans held for sale as compared to deposits and short-term borrowings, was 16.35% at March 31, 2006 compared to 16.77% at December 31, 2005. Additional liquidity is provided by $115 million in unused credit including federal funds purchased lines provided by correspondent banks as well as collateralized credit availability from the Federal Home Loan Bank of Atlanta.
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Management continues to assess interest rate risk internally and by utilizing outside sources. Following a period of stable rates, the Bank’s balance sheet is asset sensitive, meaning that there will be more assets than liabilities immediately repricing as market rates change. This asset sensitivity causes the net interest margin to improve in a rising rate environment and to deteriorate in a falling rate environment. Following a sustained period of at least a year of either rising rates or falling rates, the following factors have a stabilizing effect on net interest margin: rates on time deposits catching up as they renew, changes in product mix between certificates of deposits and other interest bearing liabilities, variances in the loan to deposit ratio, and a flattening or rising slope of the yield curve.
The mortgage loans held for sale by Sidus are funded by short-term borrowings. Although the repricing dates of the mortgage assets and borrowings are approximately the same, the interest rate spread fluctuates because the assets and liabilities reprice at different points on the yield curve. The fifteen to thirty year mortgage assets, usually held for two to three weeks prior to being sold, are priced based on the fifteen to thirty year mortgage-backed security yield curve, whereas the borrowing rates to fund Sidus loans are based on the one month point on the LIBOR yield curve. While the net interest income between these points is positive unless the yield curve is inverted, a decrease in the slope of the yield curve will result in a decrease in the net interest margin for Sidus. Conversely, an increase in the slope will result in an increase in net interest margin. Over the last twelve months, the yield curve slope has flattened resulting in a declining net interest margin for Sidus. Generally, Sidus loans held for sale have firm price commitments from investors to minimize price sensitivity to interest rate fluctuations.
The Bank has not used derivative financial instruments such as futures, forwards, swaps and options historically, however, such instruments are available to management if needed. The Bank has no market risk sensitive instruments held for trading purposes. The Bank’s exposure to market risk is reviewed regularly by management.
Results of Operations
Net income for the three-month period ended March 31, 2006 was $2,928,202, compared to $2,462,712 in the comparable period of 2005, an increase of 18.9%. Basic and diluted earnings per common share were $0.27 for the three-month period ended March 31, 2006 and $0.23 for the three-month period ended March 31, 2005. On an annualized basis, year-to-date results represent a return on average assets of 1.18% in 2006 compared to 1.05% in 2005, and a return on average equity of 10.06% compared to 8.93%, respectively.
The Bank calculates tangible equity by subtracting goodwill and core deposit intangible from total equity. For the three-month periods ended March 31, 2006 and 2005, the returns on average tangible equity were 14.82% and 13.48%, respectively.
Net Interest Income
Net interest income, the largest contributor to earnings, was $9.8 million in the first quarter of 2006, compared with $8.1 million in the same period of 2005, an increase of 21.4%. The quarterly increase is attributable to loan growth and consistent interest rate increases since the first quarter of 2005. The Bank has repriced its interest rate assets and liabilities higher as compared to March 31, 2005. The Bank’s asset sensitivity to rate changes resulted in an increase in net interest margin from 3.99% for the three months ended March 31, 2005 to 4.55% for the same period in 2006. The tax equivalent yield on earning assets, in these comparable periods, increased from 5.87% at March 31, 2005 to 6.95% at March 31, 2006, as the prime rate increased 200 basis points over the last 12 months. During the last three months, the Bank’s net interest margin has expanded by 29 basis points as a result of loan growth and prime rate increases while deposit rate increases lagged behind. In addition, the bank benefited from decreased
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

interest costs due to accelerated accretion attributable to a callable advance acquired in the merger with Main Street Bankshares, Inc. The call provision was exercised by the lender, the Federal Home Loan Bank of Atlanta, during the first quarter, which resulted in a $320,000 reduction to interest expense and an increase in net interest margin of 15 basis points.

	Average Balance Sheets and Net Interest Income Analysis
	(Dollars in Thousands)
	March 31, 2006			March 31, 2005
	Average		Yield/	Average		Yield/
(Unaudited)	Balance	Interest	Rate	Balance	Interest	Rate
Three Months Ended:
INTEREST EARNING ASSETS
Federal funds sold	$2,346	$26	4.49%	$1,649	$8	1.97%
Interest bearing deposits	3,868	39	4.09%	2,971	18	2.46%
Investment securities (1)	117,085	1,277	4.42%	112,674	1,154	4.15%
Total loans (1,2)	763,573	13,847	7.35%	713,922	10,841	6.16%

Total average earning assets (1)	886,872	15,189	6.95%	831,216	12,021	5.87%

Noninterest earning assets	120,958			116,470

Total average assets	$1,007,830			$947,686

INTEREST BEARING LIABILITIES
NOW and money market	$201,580	$900	1.81%	$215,467	$718	1.35%
Savings	40,681	100	1.00%	44,147	120	1.10%
Time certificates	425,745	3,922	3.74%	341,560	2,343	2.78%

Total interest bearing deposits	668,006	4,922	2.99%	601,174	3,181	2.15%
Repurchase agreements sold	29,015	199	2.78%	26,944	91	1.37%
Borrowed funds	45,917	120	1.06%	72,530	569	3.18%

Total interest bearing liabilities	742,938	5,241	2.86%	700,648	3,841	2.22%

Noninterest bearing deposits	140,412			127,696
Stockholders’ equity	118,041			111,843
Other liabilities	8,515			7,499

Total average liabilities and stockholders’ equity	$1,007,830			$947,686

NET INTEREST INCOME/ YIELD (3,4)		$9,948	4.55%		$8,180	3.99%

INTEREST SPREAD (5)			4.09%			3.65%

1.	Yields related to securities and loans exempt from both Federal and State income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Provisions and Allowance for Loan Losses
The provisions for loan losses for the three-month periods ended March 31, 2006 and March 31, 2005 were $565,000 and $382,000, respectively. Net charge-offs year-to-date for 2006 were $62,097 or 0.03% of average loans held for investment compared to $353,184 or 0.05% of loans in the same period 2005 on an annualized basis. As of March 31, 2006 and December 31, 2005, the allowance for loan losses as a percentage of gross loans held for investment was 1.34% and 1.28%, respectively. Management uses a continuous assessment process to monitor loan portfolio quality. Based on this review, management considers the level of reserves adequate based on the risk profile of the loan portfolio. However, future adjustments may be necessary if economic and other conditions differ substantially from management’s assumptions.
Total non-performing assets were $3.8 million and $4.0 million or 0.36% and 0.39% of total assets at March 31, 2006 and December 31, 2005, respectively, as nonaccrual loans increased slightly and other real estate owned decreased for the first three months of 2006.
Noninterest Income
Noninterest income consists of all revenues that are not included in interest and fee income related to earning assets. Noninterest income increased $284,451 or 10.0% comparing the first quarters of 2006 and 2005. Noninterest income associated with Sidus was $1,164,419, an increase of $150,894, for the first quarter of 2006. Excluding Sidus, noninterest income increased by $136,876 during the first quarter of 2006 as compared to the same quarter last year. The increase in other service fees of $135,846 resulted, in part, from the $103,688 increase in the commissions and fees earned from the Bank’s mortgage originations. Other increases include the merchant and credit card fee income, which rose $33,446 comparing first quarter 2006 to first quarter 2005. Commissions generated by subsidiaries providing securities brokerage services decreased by $39,430 comparing the first quarter of 2006 to the first quarter of 2005 due to a decrease in brokerage activity.
Servicing income on mortgage loans decreased 7.2% from $169,794 to $157,496 comparing the three-month periods ended March 31, 2005 and 2006. The Bank’s servicing portfolio averaged $249.2 million in the first quarter of 2006 and $276.9 million in the first quarter of 2005. Sales of mortgage loans resulted in a gain of $1,164,419 for the first quarter of 2006 compared to a gain in 2005 of $1,013,525. The increase is attributable to the increased volume of mortgage loans sold.
Tax-exempt income from the investment in bank-owned life insurance (BOLI) policies was $144,924 in the first quarter of 2006 compared to $144,000 for the same period last year as the aggregate rate earned on these policies increased slightly. Mortgage banking income, generated from the Bank’s servicing of sold mortgages, decreased by $44,077 as a result of a decline in the value of mortgage servicing rights.
Noninterest Expense
Total noninterest expenses were $7,922,375 in the first quarter of 2006, compared to $6,945,333 in the same period of 2005, an increase of $977,042, or 14.1%. Noninterest expenses incurred to operate the business acquired in the Sidus acquisition totaled $1,252,022. Salaries and employee benefit expenses increased $547,155 over the first quarter of 2005, partially due to expenses attributable to Sidus that increased $187,135. Other factors contributing to the increase were: additional employees to staff the new branches, normal salary and wage increases, and accruals for expected incentive payments. These increases were partially offset by deferring salaries attributable to cost of loan origination as prescribed by SFAS 91. This offset is recorded as a contra-expense to the salaries. These costs are offset against loan fees, and the net amount is deferred and recorded as income over the life of the loan. Although
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

occupancy and equipment expenses increased by $174,178 or 22.3% over the first quarter of 2005, the increase over the fourth quarter 2005 was only $47,715 or 5.3%. The increases over the first quarter 2005 are attributable to expenses incurred by Sidus, which increased by $25,965, as well as the opening of the new branches in Statesville, Linville, and Mooresville. Amortization of the core deposit intangible, recognized with the purchases of Main Street BankShares, Inc. in 2002 and High Country Financial Corporation in 2004, totaled $207,430 for the quarter ended March 31, 2006.
Comparing the first quarters of 2006 and 2005, other operating expenses increased $332,560 or 20.9%. The largest increases companywide were in expenses related to advertising, accounting, postage and other outside service fees. Advertising expense increases were for promoting deposit products and mortgage services. Most of the increase in accounting expense was attributable to the additional audit services required by the Sarbanes Oxley Act, which encompassed Sidus in 2006 but not 2005. The increase in other outside service fees was due to consultant fees incurred to develop a plan to generate additional recurring fee income. Data processing expenses decreased $59,185 in the first quarter of 2006 as compared with the same period in 2005. The decrease is attributed to the outsourcing of the generation and mailing of the customer statements.
Income Tax Expense
Income tax expense for the first quarter of 2006 was $1,521,887 compared to $1,134,283 in the first quarter of 2005, an increase of 34.2%. The effective tax rate for the first quarter of 2006 was 34.2% compared to 31.5% in the same period of 2005. The tax rate increased because the Bank projects more income in the 35% and 38% federal tax brackets than the prior year and due to tax credits recognized in 2005. The Bank accrues federal income tax at a rate of 35% of the amount by which book income, adjusted for permanent items (i.e. tax exempt income and nondeductible expenses), exceeds $10,000,000.
Item 3. Quantitative and Qualitative Disclosures About Market Risk
The information required by this item is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the caption “Liquidity, Interest Rate Sensitivity and Market Risk.”
Item 4. Controls and Procedures
Management, with participation of the Company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2006. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2006. There were no changes in the Company’s internal controls over financial reporting during the first quarter of 2006 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Part II. Other Information
Item 6. Exhibits

Exhibit #	Description
31.1	Rule 13a-14(a)/15d-14(a) Certification

31.2	Rule 13a-14(a)/15d-14(a) Certification

32.1	Section 1350 Certification
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Signatures
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Yadkin Valley Bank and Trust Company
BY: /s/ William A. Long
William A. Long, President and Chief Executive Officer
BY: /s/ Edwin E. Laws
Edwin E. Laws, Vice President and Chief Financial Officer
May 9, 2006
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Exhibit 31.1
RULE 13a-14(a)/15d-14(a) CERTIFICATION
I, William A. Long, certify that:
(1)	I have reviewed this quarterly report on Form 10-Q of Yadkin Valley Bank & Trust Company, a North Carolina corporation (the “registrant”);
(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 9, 2006	By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Exhibit 31.2
RULE 13a-14(a)/15d-14(a) CERTIFICATION
I, Edwin E. Laws, certify that:
(1)	I have reviewed this quarterly report on Form 10-Q of Yadkin Valley Bank & Trust Company, a North Carolina corporation (the “registrant”);
(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 9, 2006	By:	/s/ Edwin E. Laws
Edwin E. Laws
Vice President and Chief Financial Officer
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006

Exhibit 32.1
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Valley Bank & Trust Company (the “Issuer”) for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Valley Bank & Trust Company

Date: May 9, 2006	By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer

	By:	/s/ Edwin E. Laws
Edwin E. Laws
Vice President and Chief Financial Officer
Yadkin Valley Bank and Trust Company
Form 10-Q Quarterly Report March 31, 2006